Exhibit 10.13

ALL ASSETS SECURITY AGREEMENT

(PLEDGE OF RECEIVABLES, MOVABLE ASSETS AND INTELLECTUAL PROPERTY RIGHTS)

between

Bausch & Lomb B.V.

as Original Security Provider

and

Citibank, N.A.

as Administrative Agent

Bausch & Lomb B.V. – All Asset Security Agreement

Bausch & Lomb B.V. – All Asset Security Agreement

THIS DEED is made on      June 2012 between:

(1)	Bausch & Lomb B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Haarlemmermeer, the Netherlands, its registered office at Koolhovenlaan 110, 1119 NH Schiphol-Rijk, the Netherlands and registered with the Chamber of Commerce of Amsterdam under number 34034628 (the “Company”); and

(2)	Citibank, N.A., in the present matter acting as:

(i)	the Administrative Agent under the Credit Agreement (as defined below), on behalf of itself as Lender (as defined in the Credit Agreement) and also for the Lenders (as defined in the Credit Agreement); and

(ii)	the Administrative Agent under the Parallel Debt (as defined below),

(the “Administrative Agent”).

WHEREAS:

(A)	Each Security Provider enters into this Deed in connection with the Credit Agreement.

(B)	It is a condition precedent under the Credit Agreement that this Deed becomes effective as security for the Secured Obligations.

(C)	Pursuant to section 10.26 of the Credit Agreement, the Administrative Agent is the parallel creditor of the obligations of each Loan Party under the Loan Documents and accordingly the Administrative Agent has its own independent right to demand performance by each Security Provider of its obligations when due.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In each Collateral Document:

“Accession Letter” means a document substantially in the form of Schedule 7 (Form of Accession Letter).

“Account” means each bank account held by a Security Provider and any account substituted therefore from time to time (including, for the avoidance of doubt, any sub-account of each bank account), including:

(a)	in relation to the Original Security Provider, the bank accounts as further specified in Part I of Schedule 1 (List of assets) to this Deed; and

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(b)	in relation to the Additional Security Providers, the bank accounts as further specified in the annex to the relevant Accession Letter.

“Account Bank” means each financial institution with which a Security Provider (now or in the future) maintains a bank account in the Netherlands.

“Account Bank Notice” means a notice (mededeling) to an Account Bank substantially in the form of Schedule 2 (Form of Account Bank Notice) to this Deed.

“Account Bank Receivables” means all present and future receivables (vorderingen) of any Security Provider vis-à-vis any Account Bank in respect of an Account.

“Additional Security Provider” means a company which becomes a Security Provider in accordance with Clause 10 (Accession Additional Security Providers).

“Assets” means the Receivables, the Movable Assets, the Intellectual Property Rights and the Future Intellectual Property Rights.

“Clause” means a clause of this Deed.

“Collateral Document” means this Deed, any Supplemental Deed, any Accession Letter and any other document designated as such by the Administrative Agent and the Company.

“Credit Agreement” means the US $2,835,000,000/ €460,000,000 Credit Agreement dated 18 May 2012 between, inter alios, Bausch & Lomb Incorporated and the Company as Borrowers, WP Prism Inc., Citibank, N.A. as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A. as an L/C Issuer and the Lenders from time to time party thereto.

“Deed” means this all assets security agreement.

“Default Notice” means:

(a)	in relation to any Intra-Group Receivable, Bank Account Receivable, Insurance Receivable or Intellectual Property Right, a notice from the Administrative Agent to a Security Provider that an Event of Default has occurred; and

(b)	in relation to any Third Party Receivable, a notice from the Administrative Agent to a counterparty, substantially in the form of Schedule 3 (Default Notice) to this Deed.

“Event of Default” has the meaning ascribed thereto in section 8.01 of the Credit Agreement.

“Future Account Bank Receivables” means all receivables (vorderingen) of any Security Provider vis-à-vis any Account Bank in respect of a bank account to be opened, or deposit to be placed, in the name of a Security Provider after the date of the most recent Collateral Document to which it is a party.

“Future Insurance Receivables” means all receivables (vorderingen) of any Security Provider vis-à-vis any insurer under or in connection with each insurance policy or contract of insurance to be entered into by a Security Provider with an insurer other than a Notified Insurer after the date of the most recent Collateral Document to which it is a party.

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“Future Intellectual Property Right” means all copyrights, database rights, designs, licensee rights, internet domain names, patents, trade marks, trade secrets and any other intellectual property rights which a Security Provider will obtain from time to time, whether registered or unregistered, after the date of the most recent Collateral Document to which it is a party and to the extent these rights can be pledged under the laws of the Netherlands.

“Future Intra-Group Receivables” means all receivables (vorderingen) of any Security Provider vis-à-vis any Intra-Group Debtor to the extent such Intra-Group Debtor has not yet been notified of the creation of the Right of Pledge over the Intra-Group Receivables.

“Future Third Party Receivables” means all receivables (vorderingen) of any Security Provider vis-à-vis any Third Party under or in connection with each agreement or legal relationship to be acquired after the date of this Deed or, in case of a Supplemental Deed after the date of that Supplemental Deed, other than receivables (vorderingen) that will be acquired pursuant to an agreement or legal relationship in existence on the date of the most recent Collateral Document to which it is a party.

“Insurance Notice” means a notice to an insurer, substantially in the form of Schedule 6 (Form of Insurance Notice) to this Deed.

“Insurance Policy” means all existing and future insurance policies or contracts of insurance entered into or to be entered into between a Security Provider as beneficiary and a Notified Insurer and:

(a)	in relation to the Original Security Provider, to the extent these policies or contracts of insurance are existing on the date of this Deed, as further specified in Part III of Schedule 1 (List of assets) to this Deed; and

(b)	in relation to the Additional Security Providers, to the extent these policies or contracts of insurance are existing on the date of the relevant Accession Letter, as further specified in the annex to that Accession Letter.

“Insurance Receivables” means all present and future receivables (vorderingen) of any Security Provider vis-à-vis any insurer under or in connection with any Insurance Policy.

“Intellectual Property Right” means all present or future copyrights, database rights, designs, licensee rights, internet domain names, patents, brands, names, trade marks, trade secrets and any other intellectual property rights which a Security Provider has, or will obtain from time to time, whether registered or unregistered, including:

(a)	in relation to the Original Security Provider, to the extent existing on the date of this Deed, the copyrights, database rights, designs, licensee rights, internet domain names, patents, brands, names, trade marks, trade secrets and other intellectual property rights as further specified in Part V of Schedule 1 (List of assets) to this Deed; and

(b)	in relation to the Additional Security Providers, to the extent existing on the date of the relevant Accession Letter, the copyrights, database rights, designs, licensee rights, internet domain names, patents, brands, names, trade marks, trade secrets and other intellectual property rights as further specified in the annex to that Accession Letter,

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in each case to the extent these rights can be pledged under the laws of the Netherlands.

“Intra-Group Debtor” means any member of the Group.

“Intra-Group Loan Agreements” means all existing and future intra-group loan agreements entered into or to be entered into between a Security Provider as lender and an Intra-Group Debtor as borrower and:

(a)	in relation to the Original Security Provider, to the extent entered into on or before the date of this Deed as further specified in Part II of Schedule 1 (List of assets) to this Deed; and

(b)	in relation to the Additional Security Providers, as further specified in the annex to the relevant Accession Letter.

“Intra-Group Notice” means a notice to an Intra-Group Debtor, substantially in the form of Schedule 8 (Form of Intra-Group Notice) to this Deed.

“Intra-Group Receivables” means all present or future receivables (vorderingen op naam) which a Security Provider has, or will obtain from time to time, against an Intra-Group Debtor, including any present or future receivables arising from the Intra-Group Loan Agreements.

“Movable Assets” means all present or future movable assets (roerende zaken), including equipment (productiemiddelen), inventory (inventaris) and stock (voorraden), presently owned or hereafter to be acquired by a Security Provider, including:

(a)	in relation to the Original Security Provider, those located at the premises specified in Part IV of Schedule 1 (List of assets) to this Deed; and

(b)	in relation to the Additional Security Providers, those located at the premises specified in the annex to the relevant Accession Letter.

“Notified Insurer” means an insurer to which an Insurance Notice is sent.

“Original Security Provider” means the Company.

“Parallel Debt” has the meaning ascribed thereto in the Credit Agreement.

“Receivables” means the Intra-Group Receivables, the Account Bank Receivables, the Insurance Receivables, the Third Party Receivables, the Future Intra-Group Receivables, the Future Account Bank Receivables, the Future Insurance Receivables and the Future Third Party Receivables.

“Right of Pledge” means each right of pledge (pandrecht) created pursuant to the Collateral Documents.

“Secured Obligations” means all present and future moneys, debts and liabilities due, owing or incurred by a Security Provider to the Administrative Agent pro se under or in connection with any Loan Document (in each case, whether alone or jointly and severally,

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with any other person, whether actually or contingently and whether as principal, surety or otherwise) including pursuant to section 10.26 (Parallel Debt) of the Credit Agreement, and any section having the same effect in any other Loan Document to which any Security Provider is a party including, for the avoidance of doubt, any change or increase in the relevant Security Provider’s Parallel Debt pursuant to or in connection with any amendment or supplement to any Loan Document or this Pledge or any restatement or novation of any Loan Document, whether or not anticipated as of the date of this Agreement;

“Security Provider” means the Original Security Provider and each Additional Security Provider.

“Supplemental Deed” means:

(a)	for the creation of a right of pledge over Future Account Bank Receivables, Future Insurance Receivables, Future Intra-Group Receivables and Future Intellectual Property Rights, the supplemental deed of pledge substantially in the form of Schedule 4 (Form of Supplemental Deed for disclosed right of pledge) to this Deed; and

(b)	for the creation of a right of pledge over Future Third Party Receivables, the supplemental deed of pledge substantially in the form of Schedule 5 (Form of Supplemental Deed for undisclosed right of pledge) to this Deed.

“Third Party” means any debtor, customer or client of any Security Provider other than the Account Banks, the Notified Insurers and the Intra-Group Debtors.

“Third Party Receivables” means all receivables (vorderingen) of any Security Provider vis-à-vis any Third Party under or in connection with each agreement or legal relationship which:

(a)	exists on the date of the most recent Collateral Document to which it is a party; or

(b)	will be acquired after the date of the most recent Collateral Document to which it is a party, pursuant to a legal relationship in existence on the date of the most recent Collateral Document to which it is a party.

1.2.	Interpretation

1.2.1.	All capitalised terms used and not otherwise defined in a Collateral Document shall have the meaning assigned to them in the Credit Agreement.

1.2.2.	Save where the contrary is indicated, any reference in a Collateral Document to the parties or a party to that Collateral Document shall be construed so as to include its or their respective successors, transferees and assigns from time to time and any successor of such a successor, transferee or assign in accordance with their respective interests.

1.2.3.	Any Event of Default shall also constitute a default (verzuim) as meant in section 3:248 (1) and 6:81 of the Dutch Civil Code without any further demand (sommatie) or notice of default (ingebrekestelling) being required.

1.2.4.	References to “include” and “including” shall be treated as references to “include without limitation” or “including without limitation”.

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1.2.5.	Any reference in a Collateral Document to a Loan Document shall be deemed to be a reference to such Loan Document as it may from time to time be amended, extended, renewed, restated, supplemented or novated, including any accession, resignation or release in relation to a party to any Loan Document and including any increase, reduction, extension, prolongation, restatement, or cancellation of any Facility made available under any Loan Document.

2.	RIGHTS OF PLEDGE

2.1.	Title and creation Rights of Pledge

2.1.1.	As security for the payment of the Secured Obligations, each Security Provider agrees to grant, and hereby grants, where relevant in advance (bij voorbaat), to the Administrative Agent:

(A)	a first priority ranking disclosed right of pledge (openbaar pandrecht eerste in rang) over all its:

(1)	Intra-Group Receivables;

(2)	Account Bank Receivables; and

(3)	Insurance Receivables;

(B)	a first priority ranking undisclosed right of pledge (stil pandrecht eerste in rang) over all its Third Party Receivables;

(C)	a first priority ranking non-possessory right of pledge (bezitloos pandrecht eerste in rang) over all its Movable Assets; and

(D)	a first priority ranking right of pledge (pandrecht eerste in rang) over all its Intellectual Property Rights.

2.1.2.	The Administrative Agent accepts the Rights of Pledge granted pursuant to this Deed.

2.1.3.	The Rights of Pledge are indivisible (ondeelbaar) within the meaning of section 3:230 of the Dutch Civil Code and shall not be affected by one or more but not all of the Secured Obligations being discharged, increased, reduced, extended, prolonged, restated or cancelled.

2.2.	Future assets

2.2.1.	Each Security Provider shall procure that a first priority ranking right of pledge (pandrecht eerste in rang) is created in favour of the Administrative Agent over:

(A)	Future Account Bank Receivables, by delivery of a Supplemental Deed to the Administrative Agent at the latest 45 Business Days from the opening of a new bank account in the Netherlands;

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(B)	Future Intra-Group Receivables, by delivery of a Supplemental Deed to the Administrative Agent, subject to Clause 2.2.2, at the latest quarterly or with such other frequency as the Administrative Agent may reasonably decide;

(C)	Future Third Party Receivables, by delivery of a Supplemental Deed to the Administrative Agent, subject to Clause 2.2.2, at the latest quarterly or with such other frequency as the Administrative Agent may reasonably decide;

(D)	Future Insurance Receivables, by delivery of a Supplemental Deed to the Administrative Agent at the latest 45 Business Days from its entering into a new insurance policy or contract of insurance with an insurer other than a Notified Insurer; and

(E)	Future Intellectual Property Right, by delivery of a Supplemental Deed to the Administrative Agent, subject to Clause 2.2.2, at the latest quarterly or with such other frequency as the Administrative Agent may reasonably decide.

2.2.2.	If on any date that a Security Provider has to deliver a Supplemental Deed in relation to any Future Intra-Group Receivables, Future Third Party Receivables or Future Intellectual Property Rights any of these rights do not exist, it shall promptly confirm this to the Administrative Agent and no Supplemental Deed in relation to that right shall be required on that date.

2.3.	Accessory rights and ancillary rights

The Rights of Pledge include all rights attached to the Assets such as, but not limited to, accessory rights (afhankelijke rechten) and ancillary rights (nevenrechten).

2.4.	Ranking

If, and to the extent at any time it appears that, a Right of Pledge is not or will not be first priority ranking (eerste in rang), each Security Provider and the Administrative Agent agree that valid rights of pledge have or shall nevertheless have been created over its Assets with the highest possible ranking as shall then be possible, such without prejudice to any rights of the Administrative Agent under any Loan Document.

3.	PERFECTION RIGHTS OF PLEDGE

3.1.	General

Each Security Provider irrevocably and unconditionally undertakes to take such action (including the execution of documents to be made up in form and substance satisfactory to the Administrative Agent) as and when the Administrative Agent reasonably deems necessary from time to time to create, perfect and maintain a valid and enforceable first priority Right of Pledge.

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3.2.	Perfection Right of Pledge over Intra-Group Receivables

3.2.1.	Each Security Provider and the Administrative Agent hereby notify each Intra-Group Debtor that is a party to this Deed of the Right of Pledge and each Intra-Group Debtor that is a party to this Deed acknowledges such Right of Pledge by countersigning this Deed.

3.2.2.	On the date of each relevant Collateral Document to which it is a party, each Security Provider shall send an Intra-Group Notice to each of its Intra-Group Debtors that is not a party to this Deed and has not received an Intra-Group Notice from that Security Provider and shall procure that such Intra-Group Debtor acknowledges such notice by returning, as soon as reasonably possible, a signed copy of that Intra-Group Notification.

3.3.	Perfection Right of Pledge over Account Bank Receivables

3.3.1.	On the date of each relevant Collateral Document, each Security Provider shall send an Account Bank Notice to the relevant Account Banks and shall use reasonable endeavours to ensure that each such Account Bank acknowledges such notice by returning, as soon as reasonably possible, a signed copy of that Account Bank Notice.

3.3.2.	Unless permitted otherwise by the Loan Documents, the Security Provider shall procure that in connection with each Account, each Account Bank shall waive any right of set-off or pledge under its general banking conditions.

3.4.	Perfection Right of Pledge over Insurance Receivables

On the date of each relevant Collateral Document, each Security Provider shall send an Insurance Notice to each of its relevant insurers and shall use reasonable endeavours to ensure that each insurer acknowledges such notice by returning, as soon as reasonably possible, a signed copy of that Insurance Notice.

3.5.	Perfection Right of Pledge over Third Party Receivables and Movable Assets

Each Security Provider shall:

3.5.1.	on the date of each Collateral Document, deliver such Collateral Document for registration and filing to the relevant Dutch tax authorities (Belastingdienst, Afdeling Registratie Unit);

3.5.2.	promptly upon receipt thereof from the Dutch tax authorities,

(A)	deliver to the Administrative Agent a copy of the Dutch tax authorities’ confirmation of receipt of the relevant Collateral Document or other written evidence that the relevant Collateral Document has been offered for registration; and

(B)	deliver to the Administrative Agent a registered copy of the relevant Collateral Document.

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3.6.	Perfection Right of Pledge over Intellectual Property Rights

Each Security Provider shall:

3.6.1.	promptly following the date of each relevant Collateral Document, deliver that Collateral Document for registration and filing to any relevant intellectual property register in the Netherlands or any other jurisdiction which the Administrative Agent deems relevant, including:

(A)	in relation to patents only, the Patent Register of the Bureau of Industrial Property (Bureau voor de Industriële Eigendom) in the Netherlands;

(B)	in relation to trademarks only, the Trademarks Register with the Benelux Office for Intellectual Property (Benelux-Bureau voor de Intellectuele Eigendom) in the Netherlands;

(C)	in relation to designs only, the Design Register with the Benelux Office for Intellectual Property (Benelux-Bureau voor de Intellectuele Eigendom) in the Netherlands;

(D)	in relation to Dutch domain names only, the Foundation for Internet Domain Registration in the Netherlands (Stichting Internet Domeinregistratie Nederland); and

3.6.2.	promptly upon receipt thereof from the relevant register, deliver to the Administrative Agent evidence that the relevant Collateral Document has been offered for registration.

3.7.	Registration by Administrative Agent

Notwithstanding the other paragraphs of this Clause 3, the Administrative Agent is irrevocably authorised to present any Collateral Document or any other deed or agreement connected herewith for registration to the relevant Dutch tax authorities (Belastingdienst, Afdeling Registratie Unit) or any other relevant register if it deems such, at its sole discretion, necessary in order to perfect any Right of Pledge and at the expense of the Security Providers.

4.	INFORMATION AND FURTHER ASSURANCES

4.1.	Information

4.1.1.	Each Security Provider shall promptly notify the Administrative Agent of:

(A)	its opening of a new bank account in the Netherlands;

(B)	its entering into an insurance policy or contract of insurance with an insurer other than a Notified Insurer; and

(C)	its obtaining of any new material Intellectual Property Right.

4.1.2.	Each Security Provider shall promptly on reasonable request of the

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Administrative Agent supply to the Administrative Agent an up-to-date, accurate and complete overview of any of its Assets in form and substance satisfactory to the Administrative Agent.

4.1.3.	Each Security Provider shall promptly upon becoming aware of it notify the Administrative Agent of any event or circumstance which could adversely affect the Right of Pledge or any of the Administrative Agent’s other rights under or in connection with any Collateral Document, including an attachment on (beslag), or a dispute in relation to, any of its Assets;

4.1.4.	Each Security Provider shall promptly upon becoming aware of it notify such persons as a liquidator in bankruptcy (curator), an administrator (bewindvoerder) in a preliminary suspension of payment or any person making an attachment (beslag) of the existence of the Right of the Pledge. The Administrative Agent may at any time notify such persons of the existence of the Right of Pledge.

4.2.	Further assurance

Each Security Provider shall, at its own expense, promptly on reasonable request execute such further instruments or documents or take such other action (including registration at any registry) as the Administrative Agent may deem reasonably necessary or desirable to:

4.2.1.	create, protect or preserve each Right of Pledge or its ranking;

4.2.2.	to protect or preserve any of its Assets; or

4.2.3.	otherwise give effect to the terms of any Collateral Document.

5.	REPRESENTATIONS

5.1.	Representations

Each Security Provider makes the following representations to the Administrative Agent:

5.1.1.	it holds full and exclusive title to any of its Assets, free and clear of any security interest (other than created under any Collateral Document or permitted by the Loan Documents), attachment (beslag) or rights in rem (beperkte rechten);

5.1.2.	it has not limited in any way its right to transfer (overdragen) its rights under any of its Receivables (as meant in section 3:83 (2) of the Dutch Civil Code);

5.1.3.	it has the power (beschikkingsbevoegdheid) to create a Right of Pledge over its Assets;

5.1.4.	any Collateral Document creates a valid first priority ranking right of pledge it purports to create in accordance with the terms of that Collateral Document, except as permitted by the Loan Documents; and

5.1.5.	its rights under the Intra-Group Loan Agreements and the Insurance Policies are legally binding, valid and enforceable, it is has taken all necessary action to authorise its entry into such Intra-Group Loan Agreements and Insurance Policies and it is not in default of any of its obligations under these Intra-Group Loan Agreements and Insurance Policies.

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5.2.	Times when representations made

All representations in this Clause 5 are made by each Security Provider on the date of this Deed and are deemed to be made by each Security Provider on each date representations are to be repeated under the Credit Agreement.

6.	COVENANTS

6.1.	General

Except to the extent permitted pursuant to the Credit Agreement, no Security Provider shall without the prior written consent of the Administrative Agent:

6.1.1.	waive any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to its Assets;

6.1.2.	transfer or further pledge or otherwise encumber any of its Assets; and

6.1.3.	do, or permit to be done, in general anything which would, or would be likely to, prejudice the validity, enforceability or priority of any Right of Pledge.

6.2.	Movable Assets

Each Security Provider shall, at its own expense and subject to the Credit Agreement:

6.2.1.	keep and maintain its Movable Assets in good condition (reasonable wear and tear excepted), take care of and handle the same in a careful and diligent manner and, if applicable effect any necessary repair or replacement; and

6.2.2.	keep its Movable Assets at all times sufficiently insured with an insurer of reputable standing.

6.3.	Insurance Receivables

6.3.1.	No Security Provider shall, without prior written consent of the Administrative Agent, perform or consent to any action or omission which would or might render any Insurance Policy invalid, void, voidable or unenforceable or render any Insurance Receivable repayable in whole or in part.

6.3.2.	Each Security Provider shall, at its own expense, arrange that the Administrative Agent is and remain entered as co-assured under each Insurance Policy under such terms that, as far as legally possible, the Administrative Agent bears no responsibility or liability whatsoever vis-à-vis a Security Provider, the insurer or any other person.

6.4.	Intellectual Property Rights

6.4.1.	No Security Provider shall allow any material Intellectual Property Right to expire or become de-registered or of lower value as a result of a failure to properly maintain, safeguard or defend any material Intellectual Property Right.

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6.4.2.	Each Security Provider shall, to the extent under foreign rules of private international law the creation of a security interest over any material Intellectual Property Right is governed by any law other than Dutch law, do all such acts as may be required to create or perfect such security interest.

7.	AUTHORISATION AND DEFAULT NOTICE

7.1.	Authorisation Intra-Group Receivables

7.1.1.	The Administrative Agent hereby authorises (within the meaning of section 3:246 (4) of the Dutch Civil Code) each Security Provider to demand specific performance at law and otherwise (in en buiten rechte nakoming eisen), and seize, collect or claim payment (betaling in ontvangst nemen) of, and enforce by way of proceedings or otherwise, any of its Intra-Group Receivables.

7.1.2.	Each Intra-Group Debtor that is a party to this Deed acknowledges such authorisation by countersigning this Deed.

7.2.	Authorisation Bank Account Receivables

The Administrative Agent hereby authorises (within the meaning of section 3:246 (4) of the Dutch Civil Code) each Security Provider to collect any payments made to any of its Accounts and give payment instructions to any Account Bank to make payments from any of its Accounts.

7.3.	Authorisation Insurance Receivables

Subject to the provisions of the Credit Agreement, the Administrative Agent hereby authorises (within the meaning of section 3:246 (4) of the Dutch Civil Code) each Security Provider to apply any Insurance Receivables towards the purpose it deems fit.

7.4.	Authorisation Intellectual Property Rights

Without prejudice to section 67(3) of the Dutch Patent act (Rijksoctrooiwet 1995) and, to the extent applicable, in accordance with section 3:246(4) of the Dutch Civil Code, the Administrative Agent hereby authorizes each Security Provider to demand performance judicially and extra-judicially of and to receive payments with respect to any of its Intellectual Property Rights in the ordinary course of its business. The authorization of this paragraph includes the granting of licenses by a Security Provider to third parties and receiving income, royalties, damages and payment in respect of such licenses.

7.5.	Default Notice

7.5.1.	The authorisation mentioned in paragraph 7.1, 7.2, 7.3 and 7.4 shall automatically terminate if the Administrative Agent delivers a Default Notice to a Security Provider. The Administrative Agent may, or may request that Security Provider to, send a copy of that Default Notice to each Intra-Group Debtor, Account Bank, Notified Insurer or, in relation to the Intellectual Property Rights, relevant third party, respectively (without prejudice to any of the Administrative Agent’s right by not doing so).

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7.5.2.	Upon the occurrence of an Event of Default that is continuing the Administrative Agent may, or may request a Security Provider to, deliver a Default Notice to each counterparty in connection with any Third Party Receivables (without prejudice to any of the Administrative Agent’s right by not doing so).

7.6.	Receipt payments by Security Provider

If, upon delivery of a Default Notice, a Security Provider receives any payment relating to an Asset (the “Original Payment”), the relevant Security Provider shall immediately transfer to the Administrative Agent a sum equal to the Original Payment. This is without prejudice to any right the Administrative Agent may have against any person that made the Original Payment.

8.	ENFORCEMENT AND APPLICATION OF PROCEEDS

8.1.	Enforcement

8.1.1.	The Administrative Agent may, upon the occurrence of an Event of Default that is continuing, immediately enforce the Rights of Pledge and exercise any of its other rights under any Collateral Document and applicable law, including:

(A)	collect payment of (betaling in ontvangst nemen) and terminate (opzeggen) any of the Receivables;

(B)	require the Movable Assets to be brought into its possession or into the possession of a third party appointed by it;

(C)	sell any Asset, or cause it to be sold;

(D)	notify any debtor, third party or other person of a Right of Pledge; and

(E)	demand specific performance at law and otherwise (in en buiten rechte nakoming eisen) of any of the Receivables and enforce all rights attached to such Receivables such as, but not limited to, accessory rights (afhankelijke rechten) and ancillary rights (nevenrechten).

8.1.2.	The Administrative Agent has no obligation to notify a Security Provider or any person having a limited right in rem (beperkt recht) or having made an attachment (beslag) on any of the Assets of a sale of such Assets as referred to in section 3:249 and 3:252 of the Dutch Civil Code.

8.1.3.	Each Security Provider unconditionally waives (which waiver the Administrative Agent hereby accepts):

(A)	its right to file a request with the relevant court for a sale of any of its Assets in a manner deviating as referred to in section 3:251(1) of the Dutch Civil Code; and

(B)	any right it may have to demand that the Administrative Agent shall first enforce any other security interest granted as security for the Secured Obligations as referred to in section 3:234 of the Dutch Civil Code.

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8.2.	Application of proceeds

The Administrative Agent shall apply the proceeds of the Assets and the foreclosure of any Right of Pledge (or any part thereof) in accordance with the relevant provisions of the Credit Agreement, subject to the relevant mandatory provisions of Netherlands law, including section 3:253 Dutch Civil Code and the right of the Administrative Agent to recover any shortfall from each Security Provider or any other party or person liable in connection with such shortfall.

9.	CONTINUING SECURITY

9.1.1.	The Rights of Pledge are a continuing security and extend to the ultimate balance of the Secured Obligations payable by any Security Provider, regardless of any intermediate payment or discharge in whole or in part.

9.1.2.	The rights of the Administrative Agent under or in connection with any Collateral Document are cumulative and are without prejudice to any other right the Administrative Agent may have under any Loan Document or applicable law.

10.	ACCESSION ADDITIONAL SECURITY PROVIDERS

Subject to the provisions on the Credit Agreement, the Company shall procure that each company that has to provide a security interest shall deliver to the Administrative Agent a duly completed and executed Accession Letter.

11.	POWER OF ATTORNEY

11.1.1.	Each Security Provider hereby grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, to execute all documents and take such other action (including registration at any registry) as the Administrative Agent may deem reasonably necessary or desirable to create, protect or preserve any Right of Pledge or its ranking, to protect or preserve any of its Assets, or to give effect to the terms, intent and purpose of any Collateral Document.

11.1.2.	The Administrative Agent shall only be authorized to exercise the power of attorney granted in Clause 11.1.1 upon the occurrence of an Event of Default that is continuing or the failure by a Security Provider to comply with a further assurance or perfection obligation.

11.1.3.	The Parties agree that section 3:68 (Selbsteintritt) of the Dutch Civil Code will not apply and to the extent necessary, each Security Provider hereby unconditionally waives any right it may have under section 3:68 of the Dutch Civil Code (which waiver the Administrative Agent hereby accepts).

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12.	LIABILITY

The Administrative Agent shall not be liable to a Security Provider on any ground whatsoever, including, for the avoidance of doubt, for any loss, damage or liability arising from:

12.1.1.	any sale, collection or termination of any Asset; or

12.1.2.	the enforcement of any Asset or any right attached to any Asset such as, but not limited to, accessory rights (afhankelijke rechten) and ancillary rights (nevenrechten);

12.1.3.	the performance of any of its rights under any Collateral Document,

except for its wilful misconduct (opzet) or gross negligence (grove schuld).

13.	RELEASE AND TERMINATION

13.1.	Termination

The Administrative Agent is at any time (at its discretion) entitled to terminate (opzeggen) in whole or in part any Right of Pledge on all or part of the Assets and the contractual arrangements set forth herein.

Notice of termination must be given in writing by the Administrative Agent to the relevant Security Provider.

13.2.	Release

The Right of Pledge shall terminate by operation of law upon the unconditional and irrevocable payment and discharge in full of the Secured Obligations and, if earlier, the Administrative Agent shall discharge the Assets from the Right of Pledge and promptly do all that is reasonably required to effect a release if in accordance with the provisions of the Credit Agreement.

Subject to the relevant sections of the Credit Agreement, if the Administrative Agent considers that any amount paid or credited to it under any Collateral Document is capable of being avoided or otherwise set aside, that amount shall not be considered to have been paid for the purposes of determining whether all the Parallel Debt and/or the Secured Obligations have been irrevocably paid.

At the request of a Security Provider, the Administrative Agent shall confirm such termination to the relevant Security Provider promptly in writing and will execute all documents reasonably requested by the relevant Security Provider in relation thereto (at the expense of such Security Provider).

13.3.	Reinstatement

If any payment by a Security Provider or any recovery or discharge by the Administrative Agent is avoided or reduced (on whatever grounds):

13.3.1.	the liability of the Security Provider shall be deemed to have continued as if the payment, recovery or discharge (or the part thereof subject to the avoidance or reduction) had not occurred; and

13.3.2.	notwithstanding any confirmation as referred to in section 13.1 (Termination),

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the Right of Pledge and this Deed (including, for the avoidance of doubt, all provisions expressed to end upon the Administrative Agent’s confirmation that the Right of Pledge has terminated) shall be deemed to have continued and the Right of Pledge shall serve (without limitation) as security for the payment of the amount subject to the avoidance or reduction as a Right of Pledge.

14.	COSTS AND EXPENSES

Each Security Provider shall promptly on demand pay the Pledgee the amount of all costs and expenses (including legal fees) incurred by it in connection with any Collateral Document, including, for the avoidance of doubt, the amount of all such costs and expenses incurred by it in connection with:

14.1.1.	the creation, perfection, preservation and enforcement of the Right of Pledge;

14.1.2.	the sale, collection and termination of any of the Intra-Group Receivables; and

14.1.3.	any proceedings instituted by or against the Pledgee as a consequence of taking, holding or enforcing the Right of Pledge.

15.	ASSIGNMENT

15.1.	Subject to the relevant provisions of the Credit Agreement, the Administrative Agent (but not, for the avoidance of doubt, a Security Provider) shall be entitled to assign and/or transfer all or part of its rights and obligations under this Deed to any permitted assignee and/or transferee.

15.2.	Each Security Provider hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of section 6:156 Dutch Civil Code and hereby in advance irrevocably co-operates with (verleent bij voorbaat medewerking aan), within the meaning of sections 6:159 and 6:156 Dutch Civil Code, any such assignment and/or transfer, pursuant to section 15.1 and/or the relevant sections of the Credit Agreement, including by means of an assumption of debt (schuldoverneming) or transfer of agreement (contractsoverneming), as the case may be, hereunder.

16.	NOTICES

Any notice and other communication under or in connection with a Collateral Document shall be given in accordance with clause 10.02 of the Credit Agreement. The contact details of each Security Provider for this purpose are specified below or in the relevant Accession Letter.

17.	WAIVERS

To the extent permitted by applicable law, each Security Provider unconditionally waives (which waiver the Administrative Agent hereby accepts) any right it may have:

17.1.1.	under any applicable law, including sections 6:52, 6:262 and 6:263 of the Dutch Civil Code, to suspend (opschorten) its obligations under any Collateral Document;

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17.1.2.	under any applicable law, including section 6:265 of the Dutch Civil Code, to rescind (ontbinden) any Collateral Document; and

17.1.3.	under any applicable law, including section 6:228 of the Dutch Civil Code, to nullify (vernietigen) any Collateral Document.

18.	MISCELLEANEOUS

18.1.	Accounts

Subject to proof to the contrary, the entries made in the accounts maintained by the Administrative Agent are prima facie evidence (dwingend bewijs) of the existence and amounts of the Secured Obligations, save for manifest error.

18.2.	Partial invalidity

The invalidity or unenforceability of any provision of any Collateral Document shall not affect the validity or enforceability of any other provision of that Collateral Document. Any such invalid or unenforceable provision shall be replaced or deemed to be replaced by a provision that is considered to be valid and enforceable. The interpretation of the replacing provision shall be as close as possible to the intent of the invalid or unenforceable provision.

18.3.	Prevalence

To the extent there is a conflict between the provisions of the Credit Agreement and the provisions of a Collateral Document, the provisions of the Credit Agreement shall prevail (but only to the extent that the validity and enforceability of the Rights of Pledge and the powers of attorney given pursuant to any Collateral Document are not affected as a consequence).

18.4.	Amendment

Any Collateral Document may only be amended by mutual agreement in writing.

18.5.	Financial assistance

No Security Provider shall be liable to pay any amount to the extent that a Right of Pledge or any part thereof would constitute a violation of articles 2:98c and/or 2:207c of the Dutch Civil Code.

19.	COUNTERPARTS

Any Collateral Document may be executed in any number of counterparts each of which, when executed by one or more of the parties, shall constitute an original. Delivery of an executed counterpart of a signature page of a Collateral Document by fax or PDF-file shall be effective as delivery of an original counterpart of that Collateral Document.

20.	GOVERNING LAW AND JURISDICTION

20.1.1.	This Deed is governed by the laws of the Netherlands.

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20.1.2.	The courts (rechtbank) of Amsterdam, the Netherlands, judging in first instance (eerste aanleg), have exclusive jurisdiction to settle any dispute arising out or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed). This paragraph (b) is for the benefit of the Administrative Agent only and shall not limit its right to bring proceedings in connection with this Deed in any other courts with jurisdiction.

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This Deed has been entered into on the date stated at the beginning of this Deed.

Bausch & Lomb B.V.
(in its capacity as Original Security Provider)

By:
Title:	Director

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This Deed has been entered into on the date stated at the beginning of this Deed.

Citibank, N.A. as Administrative Agent

By:	By:
Title:	Title:

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SCHEDULE 2 – FORM OF ACCOUNT BANK NOTICE

To: [account bank] (the “Account Bank”)

       [Address details]

From: [Security Provider] (the “Security Provider”)

Copy: [Administrative Agent] (the “Administrative Agent”)

[place] [date]

Dear Sirs,

all assets security agreement dated [—] between, inter alios, the Security Provider and the

Administrative Agent (the “Security Agreement”)

We refer to the Security Agreement. This is an Account Bank Notice.

All capitalised terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Security Agreement.

(1)	Notification

We hereby notify you that by means of the Security Agreement a Right of Pledge was granted over all the present and future receivables (vorderingen) of the Security Provider in respect of its Accounts, including Accounts no. [—] and [—].

In order to perfect such disclosed Right of Pledge (openbaar pandrecht), we hereby give you notice (mededeling) of the Right of Pledge.

(2)	Authorisation

Please be informed that pursuant to the Security Agreement the Security Provider will remain authorised to operate the Accounts, including to demand the performance judicially and extra-judicially of and to receive payment with respect to, the Accounts and consequently you are authorised to continue to execute its payment instructions in connection with the above mentioned accounts, until the Administrative Agent terminates this authorisation (the “Authorisation”).

The Authorisation shall automatically terminate if the Administrative Agent gives notice to the Security Providers that an Event of Default has occurred. The Administrative Agent may, or may request the Security Providers to, send a copy of such notification to you (without prejudice to any of the Administrative Agent’s right by not doing so).

(3)	Governing law.

This Account Bank Notice is governed by the laws of the Netherlands.

Please sign the enclosed copy of this letter for acknowledgement of receipt and return to us per mail to the above mentioned address.

Yours sincerely,

By: [name Security Provider]
Title:

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For acknowledgement of receipt:

The Account Bank:

(a)	confirms that it accepts the instructions and authorisations of this Account Bank Notice and will comply with the terms of this Account Bank Notice [; and

(b)	waives (doet afstand van) any right of pledge or other security interest it may have over any of the Accounts pursuant to its general banking conditions or otherwise].

[name account bank]

By:
Title:

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SCHEDULE 5 – FORM OF SUPPLEMENTAL DEED

FOR UNDISCLOSED RIGHTS OF PLEDGE

To: [Administrative Agent] (the “Administrative Agent”)

From: [Security Provider] (the “Security Provider”)

[place] [date]

Dear Sirs,

Supplemental Deed to all assets security agreement dated [—] between, inter alios, the

Security Provider and the Administrative Agent (the “Security Agreement”)

We refer to the Security Agreement. This is a Supplemental Deed.

All capitalised terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Security Agreement.

(1)	Definitions and interpretation

In this Supplemental Deed:

“Supplemental Third Party Receivables” means (to the extent not already validly pledged under any Collateral Document) all rights of any Security Provider to receive payments under any agreement, or arising from any legal relationship with any Third Party which:

(a)	exists on the date of this Supplemental Deed; or

(b)	will be acquired after the date of this Supplemental Deed pursuant to a legal relationship in existence on the date of this Supplemental Deed,

(2)	Right of Pledge

(a)	As security for the payment of the Secured Obligations, the Security Provider agrees to grant, and hereby grants, where relevant in advance (bij voorbaat), to the Administrative Agent a first priority ranking undisclosed right of pledge (stil pandrecht eerste in rang) over its Supplemental Third Party Receivables.

(b)	The Administrative Agent accepts the Rights of Pledge granted pursuant to this Supplemental Deed.

(c)	This pledge does not include any Right of Pledge created before the date of this Supplemental Deed by or in connection with the Security Agreement.

(d)	The provisions (including Clause 3 (perfection Rights of Pledge)) of the Security Agreement apply mutatis mutandis to this Supplemental Deed and are read and construed as explicitly agreed by means of cross-reference.

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(3)	Ranking

If, and to the extent at any time it appears that, a Right of Pledge created by this Supplemental Deed is not or will not be first priority ranking (eerste in rang), each Security Provider and the Administrative Agent agree that valid rights of pledge have or shall nevertheless have been created over the Supplemental Third Party Receivable with the highest possible ranking as shall then be possible, such without prejudice to any rights of the Administrative Agent under any Loan Document.

(4)	Representations

All representations in Clause 5 of the Security Agreement are made by the Security Provider on the date of this Supplemental Deed and are deemed to be made by the Security Provider on each date representations are to be repeated under the Credit Agreement.

(5)	Governing law.

This Supplemental Deed is governed by the laws of the Netherlands.

[name Security Provider]

(in its capacity as Security Provider)

By:	[—]	By: [—]
Title:	[director] [attorney-in-fact pursuant to a power of attorney dated [—]]	Title: [director]

[name Administrative Agent]

(in its capacity as Security Provider)

By:	[—]	By: [—]
Title:	[director] [attorney-in-fact pursuant to a power of attorney dated [—]]	Title: [director]

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SCHEDULE 6 – FORM OF INSURANCE NOTICE

To: [insurer] (the “Insurer”)

From: [Security Provider] (the “Security Provider”)

Copy: [Administrative Agent] (the “Administrative Agent”)

[place] [date]

Dear Sirs,

all assets security agreement dated [—] between, inter alios, the Security Provider and the

Administrative Agent (the “Security Agreement”)

We refer to the Security Agreement. This is an Insurance Notice.

All capitalised terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Security Agreement.

(1)	Notification

We hereby notify you that by means of the Security Agreement a Right of Pledge was granted over all the present and future receivables (vorderingen) of the Security Provider in respect of each Insurance Policy, including [—] and [—].

In order to perfect such disclosed Right of Pledge (openbaar pandrecht), we hereby give you notice (mededeling) of the Right of Pledge.

(2)	Autorisation

Please be informed that pursuant to the Security Agreement the Security Provider will remain authorised to demand the performance judicially and extra-judicially of and to receive payment with respect to, each Insurance Policy and consequently you are authorised to continue to execute its instructions in connection until the Administrative Agent terminates this authorisation (the “Authorisation”).

The Authorisation shall automatically terminate if the Administrative Agent gives notice to the Security Providers that an Event of Default has occurred. The Administrative Agent may, or may request the Security Providers to, send a copy of such notification to you (without prejudice to any of the Administrative Agent’s right by not doing so).

(3)	Loss payee

We hereby instruct you to arrange that, until further notice of the Administrative Agent, the Administrative Agent is appointed as loss payee in connection to each Insurance Policy (except for claims which are paid directly to injured third parties).

(4)	Governing law.

This Insurance Notice is governed by the laws of the Netherlands.

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Please sign the enclosed copy of this letter for acknowledgement of receipt and return to us per mail to the above mentioned address.

Yours sincerely,

By: [name Security Provider]
Title:

For acknowledgement of receipt:

The insurer confirms that it accepts the instructions and authorisations of this Insurance Notice and will comply with the terms of this Insurance Notice (including the loss payee paragraph).

[name insurer]

By:
Title:

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SCHEDULE 7 – FORM OF ACCESSION LETTER

To: [Administrative Agent] (the “Administrative Agent”)

From: [additional Security Provider] and the Company

[place] [date]

Dear Sirs,

all assets security agreement dated [—] between, inter alios, the Security Provider and the

Administrative Agent (the “Security Agreement”)

We refer to the Security Agreement. This is an Accession Letter.

All capitalised terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Security Agreement.

(1)	Accession

[name Additional Security Provider] agrees to become hereby an Additional Security Provider and to be bound by the terms of the Security Agreement as an Additional Security Provider pursuant to Clause 10 (Accession Additional Security Providers) of the Security Agreement.

(2)	Right of Pledge

By acceding to the Security Agreement as an Additional Security Provider, and subject to the provisions of the Security Agreement, [name Additional Security Provider] agrees to grant, and grants, where relevant in advance (bij voorbaat), as security for the payment of the Secured Obligations to the Administrative Agent:

(a)	a first priority ranking disclosed right of pledge (openbaar pandrecht eerste in rang) over all its:

(i)	Intra-Group Receivables;

(ii)	Account Bank Receivables; and

(iii)	Insurance Receivables;

(b)	a first priority ranking undisclosed right of pledge (stil pandrecht eerste in rang) over all its Third Party Receivables;

(c)	a first priority ranking non-possessory right of pledge (bezitloos pandrecht eerste in rang) over all its Movable Assets; and

(d)	a first priority ranking right of pledge (pandrecht eerste in rang) over all its Intellectual Property Rights.

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(3)	Representations

All representations in Clause 5 of the Security Agreement are made by [name Additional Security Provider] and the Company on the date of this Accession Letter and are deemed to be made by [name Additional Security Provider] and the Company on each date representations are to be repeated under the Credit Agreement.

(4)	Governing law.

This Accession Letter is governed by the laws of the Netherlands.

[name Additional Security Provider]

(in its capacity as Additional Security Provider)

By:	[—]	By: [—]
Title:	[director] [attorney-in-fact pursuant to a power of attorney dated [—]]	Title: [director—]

[name Company]

By:	[—]	By: [—]
Title:	[director] [attorney-in-fact pursuant to a power of attorney dated [—]]	Title: [director—]

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